Exhibit 99.1

ANC Rental Corporation, et al. Case Number 01-11200 Substantively Consolidated
COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
For the Period June 1, 2004 to June 30, 2004

	Current Period	Activity - Filing
	Activity	Period to Date
	Actual	Actual
Cash — Beginning of Period	$13,590,119	$101,226,814
Receipts:
Credit Card and Local Deposits	$—	$3,783,977,111
Collections of Accounts Receivable	31,484	1,129,305,949
Other Receipts — See Note 5 Below	218,397	1,134,058,213

Total Receipts	$249,881	$6,047,341,273

Disbursements:
US Trustee Fees Paid	—	656,250
4 Fleet Operating Expenses	—	312,469,217
5a Personnel — Net Cash Payroll	—	470,673,178
5b Personnel — Payroll Taxes Paid	—	177,255,692
5c Personnel — Benefits Payments	—	140,980,642
5d Personnel — Payments of Garnishments Withheld	—	3,982,091
6 Travel Expenses Paid	—	9,755,142
7 Fuel Payments For Rental Fleet	—	88,990,045
8 Airport — Agency — Concession Fees Paid	—	375,635,115
9 Insurance Payments All	—	215,564,562
11 Facility and Other Fixed Operating Expenses Paid	—	375,115,781
13 Travel Agency Tour Operator Commission Payments	—	158,023,825
14 Advertising Payments	—	106,395,931
15 IT Consulting Payments	—	111,295,973
16 IT Other Cash Payments	—	39,361,917
17 Sales Taxes and Other Taxes Paid	1,141,549	452,294,588
18 Professional Fees Paid — Ordinary Course	—	28,465,108
19 Professional Fees Paid — Bankruptcy Professionals	76,650	49,727,458
20 Other Miscellaneous Operating Expenses Paid	7,651	191,019,458
23 Capital Expenditures	—	31,422,159
24 Interest and Financing Fees Paid	—	58,831,871
25 Vehicle Holding Costs Paid	—	1,796,983,772
25.1 Fleet Purchase Payments and Financing Enhancements	—	626,101,604
26 Working Capital Fundings to Subsidiaries	—	4,000,000
Cash Purchased by Vanguard at Closing	—	94,153,390
Loan Repayment to Congress and LOC Collateralization	—	55,117,839
Payoff Lehman Supplemental Facility	—	40,000,000
Partial Payment to Lehman — Bridge Loan Facility	—	121,681,330

Total Disbursements	$1,225,850	$6,135,953,937

Net Cash Flow	(975,969)	(88,612,664)

Cash at End of Period	$12,614,150	$12,614,150

Note 1	All Operations effectively in Vanguard’s control as of 10/01/03 — Sale to Vanguard closed 10/14/03.
Note 2	“Projected” amounts no longer valid as no cash budget prepared for post-sale liquidation.
Note 3	Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”
Note 4	Effective August 2002, all Insurance payments combined in item 9 “Insurance All”
Note 5	Other receipts for this reporting period consist primarily of tax refunds.

ANC Rental Corporation, et al.,
Case Number 01-11200 Substantively ConsolidatedBalance Sheet
June 30, 2004

ASSETS

Current Assets
Cash—Investments and Other Cash in Bank	$1,333,981
Cash — ANC Primary Disbursement	292

Total Unrestricted Cash		1,334,273
Restricted Cash — Professional Fee Escrow	5,583,078
California DMV Restricted Cash	38,067
Restricted Cash — Tax Escrow	5,658,732

Total Restricted Cash		11,279,877
Accounts Receivable Other	119,020
Corporate Accounts	3,640,625
Collission Damage Recovery A/R	2,873,499
Collision Damage Recovery Reserve	(2,873,499)
Provision — Trade A/R	(3,640,625)

Total Accounts Receivable — Net of Allowances		119,020

Total Current Assets		12,733,170
Other Assets
Deposits — Insurance Collateralization	58,215
Total Other Assets		58,215

Total Assets		$12,791,385

LIABILITIES AND CAPITAL

Administrative Liabilities: (Note 1)
Accounts Payable — A/P System	$4,794,875
Administrative Claim — Legal and Professional Fee Holdback 20%	—
Accrued Interest On 3rd Party Debt	6,500,000
Reserve for Other Administrative Claims	825,000

Estimated Administrative and Professional Fee Reserves		12,119,875

Secured Liabilities:
Accrued Ad-Valorem Tax Reserve		5,893,951
Priority Liabilities:
Accrued Prepetition Personal Property Taxes		2,264,409
Other Priority Creditor Accruals		444,127
General Unsecured Liabilities:
Reserves for General Unsecured Claims		459,825,725
Total Liabilities		480,548,087
Total Capital		(467,756,702)

Total Liabilities & Capital		$12,791,385

Note 1:	Total administrative claims submitted by creditors exceed $18.0 million. Debtors are disputing balances not accrued above. Accruals will be made and reported as required under APB5 as claims are resolved.
Note 2:	Administrative AP Reflects Final Professional Fees incurred prior to June 30, 2004 and approved by the Court July 8, 2004

ANC Rental Corporation, et al.,
Case Number 01-11200 Substantively Consolidated
Statement of Operations
June 30, 2004

	For the one	For the six
	month ended	month ended
	6/30/04	6/30/04
Revenues
Oth Inc/Exp (Admin Only)	$—	$830,851

Total Revenues	$—	$830,851

Cost of Sales	—	—

Total Cost of Sales	—	—

Gross Profit	—	830,851
Expenses Citations	(1,639)	(2,568)
Turnback Expense Charges	—	356
Damage Repair—Collections	(22,081)	(85,046)
Unemployment Taxes—State	—	258
P/R Taxes—Other	—	3,250
Bank Service Charges	1,640	15,428
Consulting Fees	270,894	1,153,594
Acctg/Audit Fees	2,894	3,236
Legal Fees	245,699	1,789,550
Data Processing Services	7,855	41,794
Printed Forms/Stationery	—	276
Rent Expense	—	3,750
Utilities	—	(754)
Telephone/Communications	—	(482)
Personal Property Taxes	(11,128)	(676,617)
Non-Property Taxes	(166,282)	(135,402)
Environmental Costs	—	(8,782)
Misc Other Expense (Operating)	1,690	(13,670)
Interest Exp—Other Notes	235,500	235,500

Total Expenses	565,042	2,323,672

Net Income	$(565,042)	$(1,492,821)